Exhibit 10.1B
AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this ___ day of ________, 20__ between Fusion-io, Inc. a Delaware corporation (the “Company”), ______________ (the “Fund”) and ________ (“Director”) and, except as set forth in Section 3(a), is to be effective as of the time the Director first provided services to the Company or any subsidiary of the Company, whichever is earlier. The Director and the Fund are sometimes referred to herein individually as an “Indemnitee” and collectively as the “Indemnitees.”
     A. Director, as a member of the Company’s Board of Directors and/or an officer, employee, controlling person, agent or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request, performs valuable services for the Company.
     B. The Company and Indemnitees recognize the continued difficulty in obtaining liability insurance for corporate directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.
     C. The Company and Indemnitees further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
     D. The Company’s Bylaws (the “Bylaws”) provide for the indemnification of certain persons to the maximum extent permissible under the Delaware General Corporation Law, as amended (the “DGCL”).
     E. Indemnitees do not regard the current protection available for the Company’s directors, officers, employees, controlling persons, agents and fiduciaries as adequate under the present circumstances, and Director and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company or its subsidiaries may not be willing to serve or continue to serve in such capacities without additional protection.
     F. The Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees, controlling persons, agents or fiduciaries with respect to indemnification of such persons.
     G. The Company (i) desires to attract and retain the involvement of highly qualified individuals, such as Director, to serve the Company and, in part, in order to induce Director to be involved with the Company or its subsidiaries, and (ii) wishes to provide for the indemnification and advancing of expenses to Indemnitees to the maximum extent permitted by law.

     H. In view of the considerations set forth above, the Company desires that Indemnitees be indemnified by the Company as set forth herein.
     I. Director is a representative of the Fund and has certain rights to indemnification and/or insurance provided by the Fund that Director and the Fund intend to be secondary to the primary obligation of the Company to indemnify Director as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Director’s willingness to serve on the Board.
     NOW, THEREFORE, in consideration of Director’s service to the Company (or to any other enterprise at the Company’s request), the parties hereto agree as follows:
     1. Indemnity of Indemnitees. The Company hereby agrees to indemnify Indemnitees to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s or any subsidiary’s certificate of incorporation (the “Certificate”), the Company’s or any subsidiary’s Bylaws or by statute. Notwithstanding any term set forth herein, it is expressly agreed that Indemnitees shall be entitled to indemnification hereunder for any damages incurred as a result of any violation of law by the Company, any subsidiary of the Company or of any other enterprise for which Director provides or provided services at the Company’s request. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitees shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.
     2. Additional Indemnity. The Company hereby agrees to hold harmless and indemnify the Indemnitees:
          (a) against any and all expenses incurred by Indemnitees, as set forth in Section 3(a) below; and
          (b) otherwise to the fullest extent not prohibited by the Certificate, the Bylaws or the DGCL.
     3. Indemnification Rights.
          (a) Indemnification of Expenses.
               (i) Third Party Claims. The Company shall indemnify and hold harmless Director, together with Director’s partners, affiliates, employees, agents and spouse and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), to the fullest extent permitted by law if Director was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Director believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Director as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, incurred by Director by reason of (or arising in part out of) any event or occurrence related to the fact that Director is or was or may be deemed a director, officer, employee, controlling person, agent or fiduciary of the Company or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, limited ‘liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Director while serving in such capacity (hereinafter an “Agent”) including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto (hereinafter an “Indemnification Event”). Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than 25 days after written demand by Director therefor is presented to the Company.
               (ii) Derivative Actions. If the Director is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify Director against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Claim if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

               (iii) Indemnification of Fund. The Company agrees that, if and whenever the Fund is or was a party or is threatened to be made a party to or is in any way involved in any Claim (including without limitation any such Claim brought by or in the right of the Company), by reason of the fact that (A) the Director is or was an Agent, (B) by reason of anything done or not done by the Director in such capacity, (C) by reason of the fact that the Fund is a stockholder in or lender to the Company, (D) by reason of the Fund’s appointment of or affiliation with the Director, or (E) by reason of the fact that the Fund is or was acting as an express agent of the Company upon the request of the Company and solely for the benefit of the Company (provided that the fact that the Fund will incidentally benefit as a stockholder from such action will not alone mean that such action is not or was not solely for the benefit of the Company), the Company shall indemnify the Fund against all Expenses actually and reasonably incurred by the Fund or on the Fund’s behalf in connection with such Claim (including but not limited to in connection with the investigation, defense, settlement or appeal of such Claim) except to the extent that any such Expenses arise from a Claim for which the Director is not entitled to indemnification hereunder pursuant to Section 9 hereof or under applicable law.
          (b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Sections 1, 2 and 3(a) shall be subject to the condition that the Reviewing Party (as described in Section 11(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel as defined in Section 11(d) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 4(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by such Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if such Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that such Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Each Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 11(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that an Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, such Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitees.
          (c) Contribution. If the indemnification provided for in Section 3(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an. Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indenmitee thereunder, shall contribute to the amount paid or payable by such Indenmitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and such Indenmitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indenmitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and an Indenmitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and Indemnitees agree that it would not be just and equitable if contribution pursuant to this Section 3(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 3(c) in excess of the lesser of (i) that proportion of the total of such losses, claims; damages or liabilities indemnified against equal to the proportion of securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
          (d) Survival Regardless of Investigation. The indemnification and contribution provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitees or any officer, director, employee, agent or controlling person of an Indemnitee.
          (e) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) after the date hereof then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses under this Agreement or any other agreement or under the

Company’s Certificate or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 11(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and such Indemnitee as to whether and to what extent such Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (f) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that an Indenmitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 3(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.
     4. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. The Company shall advance all Expenses incurred by an Indemnitee. The advances to be made hereunder shall be paid by the Company to such Indemnitee as soon as practicable but in any event no later than five business days after written demand by such Indemnitee therefor to the Company.
          (b) Notice/Cooperation by Indemnitee; Response by the Company. Each Indemnitee shall give the Company notice in writing in accordance with Section 15 of this Agreement as soon as practicable of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement. If the Company shall not have responded to the Indemnitee request for Indemnification pursuant to Section 15 hereof within thirty (30) days after receipt by the Company of such request, the Indemnitee shall be deemed to be entitled to such Indemnification. The failure of an Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to such Indemnitee under this Agreement or otherwise.
          (c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that an Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that an Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under applicable law, shall be a defense to such Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether an Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that such Indemnitee is not so entitled.
          (d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the Company’s policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitees, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
          (e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by the applicable Indemnitee upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the applicable Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that (i) such Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at such Indemnitee’s expense and (ii) if (A) the employment of counsel by such Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of such Indemnitee’s counsel shall be at the expense of the Company.
          (f) Application for Enforcement. In the event the Company fails to make timely payments as set forth in this Agreement, an Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing such Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to such Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Reviewing Party that an Indemnitee is not entitled to indemnification hereunder shall not be a defense by the Company to the action nor create any presumption that such Indemnitee is not entitled to indemnification or advancement of expenses hereunder.
     5. Nonexclusivity; Primacy of Indemnification.
          (a) The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitees may be entitled under the Company’s Certificate, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to an Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though such Indemnitee may have ceased to serve in such capacity, and such indemnification shall inure to the benefit of each Indemnitee from and after Director’s first day of service to the Company or affiliation with a director from and after the date Director commences services as a director with the Company.
          (b) The Company hereby acknowledges that Director has certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expense or liabilities incurred by Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Director and shall be liable for the full amount of all Director’s Expenses to the extent legally permitted as provided for in this Agreement or as required by the Company’s Certificate or Bylaws or the DGCL, without regard to any rights Director may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indenmitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Director with respect to any Claim for which Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Director against the Company. The Company and Director agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 5(b).
     6. No Duplication of Payments. Except as provided in Section 5(b), the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.
     7. Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.
     8. Mutual Acknowledgment. The Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise. Each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s rights under public policy to indemnify Indemnitees.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitees. To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Certificate or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or
          (b) Claims Under Section 16(b). To indemnify an Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or
          (c) Claims Excluded Under Section 145 of the DGCL. To indemnify an Indenmitee if (i) such Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, such Indemnitee had reasonable cause to believe such Indemnitee’s conduct was unlawful, or (iii) such Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the DGCL.
     10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     11. Construction of Certain Phrases.
          (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if an Indemnitee is or was or may be deemed a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, such Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
          (c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
          (d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 4(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
          (e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which an Indemnitee is seeking indemnification, or Independent Legal Counsel.
          (f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
     13. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitees, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.
     14. Attorneys’ Fees. In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether such Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that the material assertions made by such Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the applicable Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that such Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
     15. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitees, at each Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at: Fusion-io, Inc., Attn: Chief Executive Officer, 6350 South 3000 East, 6th Floor, Salt Lake City, Utah 84121 (with a copy to O’Melveny & Myers LLP, Attn: Stephen B. Sonne, 2765 Sand Hill Road, Menlo Park, CA 94025) or at such other address as such party may designate by ten calendar days’ advance written notice to the other party hereto.

     16. Consent to Jurisdiction. The Company and each Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
     17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     18. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof
     19. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitees who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     21. Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, Indemnitees shall be covered by such policies in such a manner as to provide Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if an Indemnitee is a director, or of the Company’s officers, if an Indemnitee is not a director of the Company but is an officer.
     22. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving an Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.
     23. Entire Agreement. The Agreement constitutes the full and entire understanding and agreement among the parties regarding the matters set forth herein.

     24. Board and Stockholder Approval. The Board of Directors and stockholders of the Company have approved the terms of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: FUSION-IO, INC., a Delaware corporation

By:
Its:
	Address:	6350 South 3000 East, 6th Floor Salt Lake City, UT 84121

INDEMNITIES: Name: Address: Fax:

FUND:
By:

By:

By:
Address:
Fax:

[Signature Page to Indemnification Agreement]